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As filed with the Securities and Exchange Commission on September 11, 2014

Registration No. 333-198265

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kratos Defense & Security Solutions, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	13-3818604 (I.R.S. employer identification number)

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall, Suite 200
San Diego, CA 92121
(858) 812-7300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Deanna H. Lund
Executive Vice President and Chief Financial Officer
Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall, Suite 200
San Diego, CA 92121
(858) 812-7300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Jeffrey C. Thacker, Esq.
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
(858) 677-1400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7.000% Senior Secured Notes due 2019	$625,000,000	100%	$625,000,000	$80,500(2)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended.

(2)
Previously paid.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its Charter	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
AI Metrix, Inc.	Delaware	94-3406239
Airorlite Communications, Inc.	New Jersey	27-0109331
Avtec Systems, Inc.	Virginia	02-0354151
BSC Partners LLC	New York	61-1579937
Charleston Marine Containers, Inc.	Delaware	13-3895313
Composite Engineering, Inc.	California	68-0233339
Dallastown Realty I, LLC	Delaware	13-3891517
Dallastown Realty II, LLC	Delaware	11-3531172
Defense Systems, Incorporated.	Virginia	54-1869791
DEI Services Corporation	Florida	59-3348607
Digital Fusion, Inc.	Delaware	13-3817344
Digital Fusion Solutions, Inc.	Florida	59-3443845
Diversified Security Solutions, Inc.	New York	20-3603298
DTI Associates, Inc.	Virginia	54-1462882
General Microwave Corporation	New York	11-1956350
General Microwave Israel Corporation	Delaware	11-2696835
Gichner Systems Group, Inc.	Delaware	26-0537748
Gichner Systems International, Inc.	Delaware	13-3506543
Haverstick Consulting, Inc.	Indiana	35-1938389
Haverstick Government Solutions, Inc.	Ohio	61-1340684
Henry Bros. Electronics, Inc.	California	95-3613209
Henry Bros. Electronics, Inc.	Colorado	84-0600621
Henry Bros. Electronics, Inc.	Delaware	22-3690168
Henry Bros. Electronics, Inc.	New Jersey	22-3000080
Henry Bros. Electronics, L.L.C.	Arizona	86-0950878
Herley Industries, Inc.	Delaware	23-2413500
Herley-CTI, Inc.	Delaware	11-3544929
Herley-RSS, Inc.	Delaware	20-1529679
HGS Holdings, Inc.	Indiana	35-2198582
JMA Associates, Inc.	Delaware	52-2228456
KPSS Government Solutions, Inc.	Delaware	51-0261462
Kratos Defense & Rocket Support Services, Inc.	Delaware	33-0431023
Kratos Integral Holdings, LLC	Maryland	45-3455455
Kratos Integral Systems International, Inc.	California	20-5651555
Kratos Networks, Inc.	Delaware	80-0013776
Kratos Public Safety & Security Solutions, Inc.	Delaware	33-0896808
Kratos Southeast, Inc.	Georgia	58-1885960
Kratos Southwest L.P.	Texas	74-2144182
Kratos Systems and Solutions, Inc.	Virginia	04-3743834
Kratos Technology & Training Solutions, Inc.	California	95-2467354
Kratos Texas, Inc.	Texas	75-2982611
Kratos Unmanned Systems Solutions, Inc.	Delaware	26-0537776
Carlsbad ISI, Inc.	Maryland	20-3520317
LVDM, Inc.	Nevada	20-2258462
Madison Research Corporation	Alabama	63-0934056
Micro Systems, Inc.	Florida	59-1654615
MSI Acquisition Corp.	Delaware	20-2204612
National Safe of California, Inc.	California	95-2865458
Polexis, Inc.	California	33-0717132

Exact name of Registrant as specified in its Charter	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Real Time Logic, Inc.	Colorado	74-3063615
Reality Based IT Services, Ltd.	Maryland	52-2191091
Rocket Support Services, LLC	Indiana	20-5113660
SAT Corporation	California	77-0279975
SCT Acquisition, LLC	Delaware	27-2703902
SCT Real Estate, LLC	Delaware	N/A
Secureinfo Corporation	Delaware	74-2804679
Shadow I, Inc.	California	51-0569123
Shadow II, Inc.	California	20-3744832
Stapor Research, Inc.	Virginia	20-1666707
Summit Research Corporation	Alabama	63-1285794
WFI NMC Corp.	Delaware	33-0936782

 EXPLANATORY NOTE

        This Amendment No. 1 to the Registration Statement on Form S-4 (333-198266) is solely to file Exhibits 5.2 and 5.4. Accordingly, the preliminary prospectus has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

        The following summary is qualified in its entirety by reference to the complete text of the certificates and articles of incorporation and the certificates of formation, all as amended, the bylaws, operating agreements and agreements of limited partnership, all as amended, and any other contractual agreements referred to below in reference to Kratos Defense & Security Solutions, Inc. and all additional registrants.

Kratos Defense & Security Solutions, Inc.

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        Our amended and restated certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages to the fullest extent authorized under applicable law, including for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, pursuant to Section 102(b)(7) of the DGCL, each director will continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision in the certificate of incorporation also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        Our second amended and restated bylaws provide that we will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

        We have entered into indemnification agreements with certain of our directors and officers. Pursuant to these indemnification agreements, we are obligated to indemnify each director and officer who is a party to the indemnification agreement to the fullest extent permitted by the DGCL against any and all expenses, liability and loss, as each is defined in the indemnification agreement, reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit, investigation or proceeding that arises out of any event or occurrence related to the fact that such person is or was a director or officer or is or was serving at our request as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any of our subsidiaries. We also have directors' and officers' liability insurance to protect our directors and officers from liability.

        The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article VI of our amended and restated certificate of incorporation.

        We maintain a director and officer liability insurance policy for the benefit of our directors and certain officers and the directors and certain officers of its subsidiaries covering certain liabilities that may be incurred in the performance of these duties, which may include liability or related losses under the Securities Act or the Securities Exchange Act of 1934, as amended.

Additional Registrants

Alabama Registrants: Madison Research Corporation and Summit Research Corporation are incorporated under the laws of Alabama.

        Sections 10A-2-8.50 through 10A-2-8.58 of the Alabama Business Corporation Law (the "ABCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him. Also, the ABCL states that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

        The articles of incorporation of Summit Research Corporation, as amended, and the bylaws of Madison Research Corporation provide that each of the registrants shall indemnify directors and officers to the full extent authorized by Alabama law. The organizational documents of the registrants also make clear that the indemnification provided therein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The bylaws of Madison Research Corporation further establish that (i) expenses incurred in defending any proceeding may be paid by the registrant in advance of the final disposition of such proceeding, as authorized by the board of directors, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation, and (ii) the board of directors may authorize the registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the registrant against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

        Neither the articles of incorporation of Madison Research Corporation, as amended, nor those of Summit Research Corporation, as amended, eliminate or limit the liability of the directors of each of the registrants for money damages.

Arizona Registrant: Henry Bros. Electronics, L.L.C. is a limited liability company organized under the laws of Arizona.

        Sections 10-850 through 10-858 of the Arizona Revised Statutes (the "A.R.S.") permit indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws.

        Sections 10-852 and 10-856 of the A.R.S. require an Arizona corporation, unless limited by its articles of incorporation, to indemnify an officer or director who has prevailed, on the merits or otherwise, in defending any proceeding brought against the officer or director because such person is or was an officer or director of the corporation. The corporation must indemnify the officer or director for reasonable expenses, including attorneys' fees and all other costs and expenses reasonably related to a proceeding. A "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        Section 10-851 of the A.R.S. permits an Arizona corporation to indemnify an officer or director made a party to a proceeding because such person is or was an officer or director of the corporation. The corporation may indemnify the officer or director against liability incurred in the proceeding if all of the following conditions exist: (i) the officer or director's conduct was in good faith; (ii) the officer or director reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation, or, where the conduct was in an official corporate capacity, that the conduct was in the best interest of the corporation; and (iii) in the case of criminal proceedings, the officer or director had no reasonable cause to believe that the conduct was unlawful.

        Before discretionary indemnification under Section 10-851 may be awarded to a director, the corporation must determine that it is permissible under the circumstances. This determination may be made either: (i) by majority vote of the directors not parties to the proceedings; (ii) by special legal counsel selected by majority vote of the disinterested directors, or by majority vote of the board if there are no disinterested directors; or (iii) by the shareholders (but shares owned by or voted under the control of directors who are parties to the proceeding are not voted).

        Section 10-854 of the A.R.S. permits a director of an Arizona corporation who is a party to a proceeding, unless the articles of incorporation provide otherwise, to apply to a court of competent jurisdiction for indemnification or for an advance of expenses. The court may order indemnification or an advance if it determines that indemnification is fair and reasonable, even if the director did not meet the prescribed standard of conduct described in Section 10-851.

        The limited liability company agreement of Henry Bros. Electronics, L.L.C. provides that any member shall not be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member. The limited liability company agreement further provides that no officer shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer other than fraudulent acts or omissions or those resulting from willful misconduct by such officer. Additionally, the limited liability company agreement provides that, to the fullest extent permitted by applicable law, any member or officer shall be entitled to indemnification for any loss, damage or claim incurred by the member or officer by reason of any act or omission performed or omitted by the member or officer, except that no officer shall be entitled to be indemnified with respect to his/her fraudulent acts or omissions or those resulting from willful misconduct; provided that, any indemnity shall be provided out of and to the extent of the assets of Henry Bros. Electronics, L.L.C. only and no member shall have personal liability on account thereof.

California Registrants: Composite Engineering, Inc., Henry Bros. Electronics, Inc. (CA), Kratos Integral Systems International, Inc., Kratos Technology & Training Solutions, Inc., National Safe of California, Polexis, Inc., Shadow I, Inc., Shadow II, Inc., and SAT Corporation are incorporated under the laws of California.

        Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation (as defined in Section 317(a) of the California Corporation Code), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation's agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise.

        The articles of incorporation of Composite Engineering, Inc., as amended, limit the liability of directors of the corporation for monetary damages to the fullest extent possible under California law. The bylaws of Composite Engineering, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Composite Engineering, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        The articles of incorporation of Henry Bros. Electronics, Inc. (CA), as amended, are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers. The bylaws of Henry Bros. Electronics, Inc. (CA), as amended, provide that the registrant shall indemnify and hold harmless directors and officers from and against any and all claims and liabilities to which such person shall become subject by reason of his being or having been a director or officer, or by reason of any action alleged to have been taken or omitted as such director or officer. The bylaws further provide that the registrant shall reimburse directors and officers for all legal and other expenses reasonably incurred by such directors and officers; provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The indemnification provisions of the bylaws are not exclusive of any other rights to which those indemnified may be entitled.

        The articles of incorporation of each of Shadow I, Inc., Shadow II, Inc., and Kratos Integral Systems International, Inc., as amended, the amended and restated articles of incorporation of Kratos Technology & Training Solutions, Inc., and the second amended and restated articles of incorporation of Polexis, Inc., as amended, provide that each registrant is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code, which includes directors and officers) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permitted by Section 317 of the California Corporations Code, subject to the applicable limits on indemnifications set forth in Sections 204 and 317 of the California Corporations Code. The articles of incorporation of each registrant also provide that the liability of the directors of each corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        The bylaws of each of Polexis, Inc., as amended, Shadow I, Inc., Shadow II, Inc., Kratos Integral Systems International, Inc. and Kratos Technology & Training Solutions, Inc. provide that each registrant is authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code. The bylaws of each of Kratos Integral Systems International, Inc., Shadow I, Inc. and Shadow II, Inc. provide that liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

        The bylaws of each of Polexis, Inc., as amended, and Kratos Technology & Training Solutions, Inc. further provide that expenses incurred in defending any proceeding may be advanced by each registrant before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall be determined ultimately that the director or officer is not entitled to be indemnified by the corporation.

        The bylaws of Kratos Technology & Training Solutions, Inc. also establish that the indemnification therein provided shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators, and that the registrant shall indemnify any such person seeking indemnity in connection with any proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The indemnification provisions of the bylaws are not exclusive of any other rights to which those indemnified may be entitled.

        The articles of incorporation, as amended, and the bylaws of National Safe of California, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The amended and restated articles of incorporation of SAT Corporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The amended and restated articles of incorporation of SAT Corporation provide that each registrant is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code, which includes directors and officers) through bylaw provisions or through written agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

        The bylaws of SAT Corporation provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of SAT Corporation are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Colorado Registrants: Henry Bros. Electronics, Inc. (CO) and Real Time Logic, Inc. are incorporated under the laws of Colorado.

        Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "Act") grant the registrants' broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the registrant, provided with respect to conduct in an official capacity with the registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the registrant in which the person was adjudged liable to the registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the Act to indemnify him against reasonable expenses.

        The articles of incorporation of Henry Bros. Electronics, Inc. (CO), as amended, are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Henry Bros. Electronics, Inc. (CO) provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Henry Bros. Electronics, Inc. (CO) are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        The articles of incorporation of Real Time Logic, Inc. provide that the board of directors of the registrant shall adopt from time to time bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as deemed expedient and in the best interest of the registrant and to the extent permitted by law.

        The bylaws of Real Time Logic, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Real Time Logic, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Delaware Registrants:

        (a)   AI Metrix, Inc., Charleston Marine Containers, Inc., Digital Fusion, Inc., General Microwave Israel Corporation, Gichner Systems Group, Inc., Gichner Systems International, Inc., Henry Bros. Electronics, Inc. (DE), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., JMA Associates, Inc, KPSS Government Solutions, Inc., Kratos Defense & Rocket Support Services, Inc., Kratos Networks, Inc., Kratos Public Safety & Security Solutions, Inc., Kratos Unmanned Systems Solutions, Inc., MSI Acquisition Corp, Secureinfo Corporation and WFI NMC Corp. are incorporated under the laws of Delaware.

        Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The second amended and restated certificate of incorporation of each of AI Metrix, Inc., as amended, and the amended and restated certificate of incorporation of each of Digital Fusion, Inc., Henry Bros. Electronics, Inc. (DE), Gichner Systems International, Inc., as amended, Kratos Defense & Rocket Support Services, Inc., as amended, and JMA Associates, Inc., as amended, and the certificate of incorporation of each of Charleston Marine Containers, Inc., General Microwave Israel Corporation, Gichner Systems Group, Inc., as amended, Herley-CTI, Inc., as amended, Herley-RSS, Inc., Kratos Public Safety & Security Solutions, Inc., as amended, Kratos Networks, Inc., as amended, Kratos Unmanned Systems Solutions, Inc., as amended, MSI Acquisition Corp., WFI NMC Corp., and Secureinfo Corporation, and the restated certificate of incorporation of Herley Industries, Inc. exculpates the directors of each of these registrants from liability to the fullest extent permitted by the DGCL.

        The organizational documents of all Delaware-incorporated registrants, except for Digital Fusion, Inc. and KPSS Government Solutions, Inc. obligate each of the registrants to indemnify their directors and officers to the fullest extent permitted under the DGCL. The amended and restated bylaws of Digital Fusion, Inc. differ in that they provide that no indemnification shall be made in respect of any claim, issue or matter—whether or not it is by or in the right of the corporation—as to which the indemnitee shall have been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that such person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court deems proper.

        The bylaws and seconded amended and restated certificate of incorporation of AI Metrix, Inc., as amended, the amended and restated bylaws of Digital Fusion, Inc. and the bylaws of JMA Associates, Inc. obligate the registrant to pay in advance of the final disposition of any proceeding the expenses, including attorneys' fees, incurred by a director or officer in defending or otherwise being involved in such proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The bylaws of each of Kratos Public Safety & Security Solutions, Inc. and WFI NMC Corp. provide instead that each of the registrants may pay in advance of the final disposition of any proceeding the expenses incurred by a director or officer in defending such proceeding, contingent upon the authorization of the board of directors and receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The bylaws of Charleston Marine Containers, Inc. provide that, if a person who may be entitled to indemnification requests that such person's expenses actually and reasonably incurred in connection with any proceeding, arbitration or investigation be paid by the registrant in advance of its final disposition, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed.

        The certificate of incorporation of Kratos Networks, Inc., as amended, and the sixth amended and restated certificate of incorporation of Secureinfo Corporation, as amended, obligate the registrants to pay in advance of the final disposition of any proceeding the expenses incurred by a director or officer in defending or otherwise being involved in such proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

        The certificate of incorporation of Kratos Unmanned Systems Solutions, Inc., as amended, states that the indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person; provided, however, that, except as provided in subsection b, the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the registrant. The right to indemnification is a contract right and includes the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the registrant of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. The registrant may, by action of its board of directors, provide indemnification to employees and agents of the registrant with the same scope and effect as the foregoing indemnification of directors and officers.

        The bylaws of each of AI Metrix, Inc., JMA Associates, Inc., Kratos Public Safety & Security Solutions, Inc. and WFI NMC Corp. further provide that each of the registrants may maintain insurance to protect itself and any director or officer of the registrant against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The amended and restated bylaws of Digital Fusion, Inc., on the other hand, mandate that the registrant purchase and maintain insurance on behalf of any person who is or was or has agreed to serve as a director or officer of the registrant against any liability asserted against and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability, so long as such insurance is available on acceptable terms as decided by the board of directors. Also, the certificate of incorporation of each of Kratos Networks, Inc., as amended, and Kratos Unmanned Systems Solutions, Inc., as amended, and the sixth amended and restated certificate of incorporation of Secureinfo Corporation, as amended, provide that the registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or its subsidiary or affiliate, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        The bylaws of JMA Associates, Inc. provide that each of the registrants shall indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The bylaws of each of General Microwave Israel Corporation, Henry Bros. Electronics, Inc. (DE), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., Kratos Networks, Inc., MSI Acquisition Corp., and Secureinfo Corporation provide that each of the registrants shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of each of AI Metrix, Inc., General Microwave Israel Corporation, Henry Bros. Electronics, Inc.

(DE), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., Kratos Networks, Inc., MSI Acquisition Corp., and Secureinfo Corporation and of the certificate of incorporation of Kratos Unmanned Systems Solutions, Inc., as amended, are not exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provisions in the articles of incorporation of Herley-CTI, Inc. and Herley-RSS, Inc. and the sixth amended and restated certificate of incorporation of Secureinfo Corporation, as amended, are not exclusive of any other rights to which those indemnified may be entitled.

        Neither the Articles of Incorporation nor the Bylaws of KPSS Governmental Solutions, Inc. specifies the extent to which the corporation may indemnify its officers or directors.

        (b)   Dallastown Realty I, LLC, Dallastown Realty II, LLC, SCT Acquisition, LLC, and SCT Real Estate, LLC are limited liability companies organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The restated operating agreements of Dallastown Realty I, LLC and Dallastown Realty II, LLC provide that each of the registrants shall indemnify and protect each member and manager against any and all claims, liabilities, costs and expenses (including but not limited to reasonable legal fees and costs) arising directly or indirectly from any suit, action, investigation or other proceeding (whether formal or informal) that is brought or threatened against a member or manager and is based on the acts or omissions of such member or manager on behalf of the registrant, unless such acts or omissions violate the operating agreement, constituted willful misconduct or resulted from a willful violation of criminal law. The registrant shall have no obligation to indemnify a member or manager to the extent, if any, that the member or manager is entitled to be indemnified by another source, such as, without limitation, an insurance company. If a member or manager incurs or pays an indemnified cost, the registrant shall reimburse the member or manager for the full amount of such indemnified cost.

        The amended and restated limited liability company operating agreement of SCT Acquisition, LLC provides that the registrant shall indemnify, save harmless, and pay all judgments and claims against any member, officer, employee, advisor or agent relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such member, officer, employee, advisor or agent in connection with the business of the corporation, including attorneys' fees incurred by such member, officer, employee, advisor or agent in connection with the defense of any action based on any such act or omission. The operating agreement provides further that the registrant shall indemnify, save harmless, and pay all expenses, costs or liabilities of any member, officer, employee, advisor or agent who for the benefit of the corporation makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the corporation and who suffers any financial loss as the result of such action.

        The amended and restated limited liability company agreement of SCT Real Estate, LLC provides that the registrant shall indemnify any member or officer for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer, other than fraudulent acts or omissions or those resulting from willful misconduct by such officer; provided that, any indemnity shall be provided out of and to the extent of registrant assets only and no member shall have personal liability on account thereof.

Florida Registrant: DEI Services Corporation, Digital Fusion Solutions, Inc., and Micro Systems, Inc. are incorporated under the laws of Florida.

        Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the corporation in the case of a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such corporation or a stockholder.

        Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

        The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a corporation before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

        The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a corporation pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

        The articles of incorporation and bylaws of DEI Services Corporation are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Digital Fusion Solutions, Inc. provide that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee, or agent of the registrant or serves or served any other corporation or other enterprise in any capacity at the request of the registrant, shall be indemnified by the registrant, and the registrant will advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the registrant whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement is exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The registrant may, upon the affirmative vote of a majority of its board of directors, purchase insurance, which may be for the benefit of all directors, officers, or employees.

        The restated articles of incorporation of Micro Systems, Inc., as amended, are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Micro Systems, Inc. provide that the registrant shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the registrant) by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions provided by the bylaws of Micro Systems, Inc. are not deemed exclusive of any other rights to which a director or officer may be entitled under the articles of incorporation, bylaws, any resolution of stockholders or directors, any agreement or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Georgia Registrant: Kratos Southeast, Inc. is incorporated under the laws of Georgia.

        Section 14-2-851(a) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Section 14-2-851(d) of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of Section 14-2-851(d) of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

        Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (i) the appropriation, in violation of their duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832 of the GBCC; or (iv) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

        The amended and restated articles of incorporation and the amended and restated bylaws of Kratos Southeast, Inc. exculpate the directors from liability for monetary damages to the fullest extent permitted by Georgia law.

        The amended and restated articles of incorporation also provide that the registrant shall, to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, Georgia law, and any such indemnification shall not be deemed exclusive of rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The amended and restated bylaws provide also that expenses incurred in any claim, action, suit or proceeding may only be paid or reimbursed by the registrant in advance of the final disposition of such claim, action, suit or proceeding if authorized by the board of directors or shareholders upon receipt from the director or officer of (i) a written affirmation of his good faith belief either that he has met the relevant standard of conduct set forth in the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation, and (ii) a written undertaking by such person to repay such advances if it ultimately shall be determined that such director or officer is not entitled to be indemnified. Additionally, the registrant may also purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director or officer of the registrant against liability asserted against or incurred by him in any such capacity or arising from his status as a director or officer, whether or not the registrant would have the power to indemnify him against the same liability under its bylaws.

Indiana Registrants:

        (a)   Haverstick Consulting, Inc. and HGS Holdings, Inc. are incorporated under the laws of Indiana.

        Chapter 37 of the Indiana Corporation Law ("INCL") states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and, in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in the INCL, the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

        The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements.

        The fourth amended and restated articles of incorporation of Haverstick Consulting, Inc., as amended, and the articles of incorporation of HGS Holdings, Inc. provide that the directors shall be immune from personal liability for any action taken as a director, or any failure to take any action, to the fullest extent permitted by the provisions of and the general principles of the Indiana Business Corporation Law.

        The amended and restated bylaws of Haverstick Consulting, Inc. and the bylaws of HGS Holdings, Inc. both authorize the indemnification provisions described above to the fullest extent permitted under Indiana law.

        (b)   Rocket Support Services, LLC is a limited liability company organized under the laws of Indiana.

        Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company's operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

        The amended and restated operating agreement of Rocket Support Services, LLC provides that the registrant is obligated to indemnify the manager and any officer of the registrant against any liability or expense incurred with respect to claims asserted against the manager or such officer by reason of being the manager or officer of the registrant or arising out of or in connection with any action taken or failure to act for or on behalf of the registrant to the fullest extent permitted by law.

Maryland Registrants:

        (a)   Carlsbad ISI, Inc. and Reality Based IT Services, Ltd. are incorporated under the laws of Maryland.

        The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. Additionally, the MGCL permits a corporation to include in its charter any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, so long as such provision does not restrict or limit the liability of its directors or officers to the corporation or its stockholders (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        The articles of incorporation, as amended, and the amended and restated bylaws of Reality Based IT Services, Ltd. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The articles of incorporation of Carlsbad ISI, Inc., as amended, provide that the registrant shall indemnify (A) its directors and officers, whether serving the registrant or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the board of directors or the registrant's bylaws and be permitted by law. The foregoing rights of indemnification are exclusive of any other rights to which those seeking indemnification may be entitled. The board of directors can take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the articles of incorporation would limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

        The bylaws of Carlsbad ISI, Inc., as amended, obligate the registrant to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs and personal representatives of such a person.

        (b)   Kratos Integral Holdings, LLC is a limited liability company organized under the laws of Maryland.

        Section 4A-203 of the Maryland Limited Liability Company Act permits a Maryland limited liability company to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

        The amended and restated operating agreement of Kratos Integral Holdings, LLC, provides that the Member, which is Kratos Defense & Security Solutions, Inc., and any officers appointed by the Member, shall not be liable, responsible, or accountable, in damages or otherwise, to the registrant for any act performed by the Member, or by an officer appointed by the Member, except for fraud, gross negligence, or an intentional breach of the Operating Agreement. The registrant shall indemnify and hold harmless and advance expenses, to the fullest extent to which such persons are entitled to be indemnified and held harmless under the Maryland General Corporation Law as of the date of the Operating Agreement, each present and former officer, director or employee of Integral Systems, Inc., a Maryland corporation (the "Predecessor"), and its subsidiaries, against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that an Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Predecessor or any of its subsidiaries or is or was serving at the request of the Predecessor or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity or (ii) matters related to the Predecessor or its subsidiaries existing or occurring at or prior to the effective time (the "Effective Time") of the merger (the "Merger") of Predecessor with MIS Merger Sub Inc., a Maryland corporation, whether asserted or claimed prior to, at or after such Effective Time, to the fullest extent permitted under applicable law. Moreover, all rights to indemnification, expenses and exculpation existing in favor of the former or present directors and officers of the Predecessor for their acts and omissions occurring prior to the Effective Time, as provided in the Charter and Bylaws of the Predecessor as of the date of the execution of the merger agreement related to the Merger shall be observed by the registrant for a period of six years from the Effective Time. Any indemnity shall be provided out of and to the extent of the assets of the registrant only.

Nevada Registrant: LVDM, Inc.

        Chapter 78 of the Nevada Revised Statutes ("NRS") allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense. The registrant may include a provision in the Articles of Incorporation or bylaws requiring it to advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

        The articles of incorporation of LVDM, Inc., as amended, are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of LVDM, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of LVDM, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

New Jersey Registrants: Airorlite Communications, Inc. and Henry Bros. Electronics, Inc. (NJ) are incorporated under the laws of New Jersey.

        Section 14A:3-5(2) of the New Jersey Annotated Statutes authorizes a New Jersey corporation to indemnify a corporate agent, which includes directors and officers, against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

        Under Section 14A:3-5(3) of the New Jersey Annotated Statutes, a New Jersey corporation has the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper.

        A New Jersey corporation shall indemnify a corporate agent against expenses to the extent such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

        The articles of incorporation of Henry Bros. Electronics, Inc. (NJ), as amended, provides that the registrant shall indemnify any and all corporate agents (as defined in Sections 14A:3-5 of the New Jersey Business Corporation Act) to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act and that the indemnification provided for in such articles shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such corporate agent. The bylaws of Henry Bros. Electronics, Inc. (NJ) are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Airorlite Communications, Inc. provide that the registrant shall indemnify to the fullest extent permitted by law, any person in an action (including actions by or in right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of an action or proceeding, civil or criminal, and expenses incurred by such person in defending or settling such action or proceeding. The certificate of incorporation of Airorlite Communications, Inc., as amended, are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

New York Registrants:

        (a)   Diversified Security Solutions, Inc. and General Microwave Corporation are incorporated under the laws of New York.

        Section 721 of the New York Business Corporation Law (the "NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained, in fact, a financial profit or other advantage to which he was not legally entitled.

        Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe It his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. Section 723 of the NYBCL also provides that the indemnification provided for in Section 722 of the NYBCL is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723 of the NYBCL. Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Sections 722 and 723 of the NYBCL contain certain other provisions affecting the indemnification of directors and officers.

        Section 725(a) of the NYBCL provides that expenses advanced by the corporation pursuant to Section 723 of the NYBCL or allowed by a court pursuant to Section 724 of the NYBCL shall be repaid if the recipient is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

        Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (i) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (ii) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

        Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated or in certain other instances.

        The certificate of incorporation of Diversified Security Solutions, Inc. provides that no director of the registrant shall be personally liable to the registrant or its stockholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that said director personally gained a financial profit or other advantage to which he was not entitled, or the director's acts violated Section 719 of the New York Business Corporation Law.

        The bylaws of Diversified Security Solutions, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The certificate of incorporation of General Microwave Corporation, as amended, provides that the registrant may indemnify each person who at any time is or shall have been a director or officer of the corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized by New York law. The indemnification provisions of the certificate of incorporation of General Microwave Corporation, as amended, are not exclusive of any other rights to which such director, officer, employee, or agent may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        The bylaws of General Microwave Corporation provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of General Microwave Corporation are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        (b)   BSC Partners, LLC

        Under Section 202(k) of the New York Limited Liability Company Law (the "NYLLCL"), unless the articles of organization provide otherwise and subject to any limitations provided in the NYLLCL or any other law of the State of New York, a limited liability company may indemnify a member or manager.

        Under Section 420 of the NYLLCL, subject to the standards and restrictions, if any, set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or any testator or intestate of such member or manager from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member or manager if a judgment or other final adjudication adverse to such member or manager establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        The amended and restated operating agreement of BSC Partners, LLC provides that the registrant, with the consent of the sole member, Kratos Technology & Training Solutions, Inc., is obligated to indemnify any person in connection with any and all claims and demands whatsoever to the fullest extent permitted under the Act.

Ohio Registrant: Haverstick Government Solutions, Inc. is incorporated under the laws of Ohio.

        Section 1701.13(E) of the Ohio General Corporation Law (the "OGCL") provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        A corporation may also indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the OGCL.

        The regulations of Haverstick Government Solutions, Inc. provide that the registrant shall indemnify each person who is made or threatened to be made a party to any proceeding, whether brought by or in the right of the registrant, by reason of the fact that such person is or was a director or officer, against all costs and expenses actually and reasonably incurred by such person concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against such person by reason of that person's conduct, actions or inaction in such capacity, at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such person shall have been willfully derelict in the performance of such person's duty, as determined by the final adjudication of such proceeding or, in a matter not falling within above, as determined by a majority of disinterested members of the board of directors or a majority of a committee of disinterested shareholders of the registrant. The registrant may also make advances against costs, expenses and fees, as and upon the terms, determined by the board of directors. The bylaws also provide that, to the extent any of these indemnification provisions prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the registrant to the full extent authorized by Ohio law.

Texas Registrants:

        (a)   Kratos Texas, Inc. is incorporated under the laws of Texas.

        Section 8.051 of the Texas Business Organizations Code (the "TBOC") applies to each form of entity in Texas and states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

        Section 8.052 states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

        Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the enterprise; (B) breach of the person's duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

        The articles of incorporation of Kratos Texas, Inc., as amended, exculpate the directors of the registrant from liability for monetary damages to the fullest extent permitted by Texas law.

        The articles of incorporation of Kratos Texas, Inc., as amended, also provide that the registrant (a) must indemnify directors to the extent permitted under Texas law, and (b) agrees to advance the reasonable expenses of a director after the registrant receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited. These indemnification rights are not exclusive of any other rights to which any director of the registrant may be entitled under any agreement, pursuant to a vote of the board of directors, any committee thereof or the shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

        The bylaws of Kratos Texas, Inc. further provide that the corporation shall indemnify to the maximum extent permitted by Texas law any director or officer who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was a director or officer of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if: (i) in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct of the person was unlawful, and (ii) in the case of any action other than one brought by or in the right of the registrant to procure a judgment in its favor, such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, (iii) in the case of an action by or in the right of the registrant to procure a judgment in its favor, such person acted in good faith, in a manner such person believed to be in or not opposed to the best interests of this corporation and its shareholders. No indemnification shall be made in the case of an action by or in the right of the registrant to procure a judgment in its favor, however, with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        The bylaws of Kratos Texas, Inc. also establish that expenses incurred by an officer as well as a director in defending a proceeding may be paid by the registrant in advance of the final disposition of such proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in these bylaws, and that these indemnification rights shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant is also entitled to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under its bylaws.

        (b)   Kratos Southwest, L.P. is a limited partnership organized under the laws of Texas.

        The relevant sections of the Texas Business Organizations Code (the "TBOC") referenced above may apply equally to partnerships to the extent they provide as such in their organizational documents.

        The agreement of limited partnership of Kratos Southwest, L.P. provides that the general partner shall be indemnified and held harmless by the partnership, to the full extent permitted under the laws of the State of Texas, to the extent that the partnership assets are sufficient therefor, from and against any and all claims, demands, liabilities, costs, damages, and cause of action arising out of the general partners' management of the partnership affairs, except where the claim at issue is based upon gross negligence, bad faith, breach of any material provision of the partnership agreement, or willful misconduct of the general partner. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all rights, remedies, and recourse to which the general partner shall be entitled. This indemnification shall include the payment of reasonable attorney's fees and other expenses incurred in settling or defending any claims, threatened action, or finally adjudicated legal proceedings. The liability of the limited partners shall be limited to the amount which they have contributed and agreed to contribute to the partnership, and the total amount of all capital contributions returned to such limited partner together with interest thereon necessary to discharge partnership liabilities to all creditors who extend credit or whose claims arose before such return.

Virginia Registrants: Defense Systems, Inc., DTI Associates, Inc., Kratos Systems and Solutions, Inc., Stapor Research, Inc. and Avtec Systems, Inc. are incorporated under the laws of Virginia.

        Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the "Act"), a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Act caps the liability for monetary damages of a director or officer in a shareholder or derivative proceeding, and allows a corporation to provide complete indemnity for such actions if the indemnity is specified in the articles of incorporation or, if approved by the shareholders, in the bylaws. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the Act are incorporated into this paragraph by reference.

        The amended and restated articles of incorporation of Defense Systems, Inc. provide that directors and officers shall only be liable for actions taken as a director or officer to the extent provided by the law of the Commonwealth of Virginia. Further, the registrant shall indemnify, to the fullest extent permitted and required by the Virginia Stock Corporation Act, its directors and officers who are made a party to any proceeding by reason of their office for acts or omissions performed in their official capacity. The bylaws of Defense System, Inc. is silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The articles of incorporation of DTI Associates, Inc., as amended, provide that the registrant shall indemnify an individual against liability who has at any time served or serves as a director or officer of the registrant and is made a party to a proceeding because he is or was a director or officer of the registrant, if he conducted himself in good faith and believed his conduct to be in the best interests of the registrant or at least not opposed to its best interests, or had no reasonable cause to believe his conduct was unlawful. The registrant shall not indemnify an individual against liability in connection with any proceeding in which he is adjudged liable to the corporation or in which it is charged that personal benefit was improperly received by him, whether or not the action was performed in his official capacity.

        The articles of incorporation of Stapor Research, Inc. is silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Stapor Research, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Stapor Research, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        The amended and restated articles of incorporation of Avtec Systems, Inc. are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Avtec Systems, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Avtec Systems, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

        The amended and restated articles of incorporation of Kratos Systems and Solutions, Inc., as amended, are silent with respect to exculpation of directors from liability for monetary damages and indemnification by the registrant of its directors and officers.

        The bylaws of Kratos Systems and Solutions, Inc. provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the registrant) by reason of the fact that such person is or was a director, officer, employee or agent, or, while such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law. The indemnification provisions of the bylaws of Kratos Systems and Solutions, Inc. are not exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 21.    Exhibits and Financial Data Schedules

        (a)   Exhibits

        See Exhibit Index

        (b)   Financial Statement Schedules

Item 22.    Undertakings

        (a)   Each of the undersigned co-registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ DEBORAH S. BUTERA Deborah S. Butera Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer and Secretary

Signature	Title	Date

* Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 11, 2014
* Richard Duckworth	Vice President and Corporate Controller (Principal Accounting Officer)	September 11, 2014
* Scott I. Anderson	Director	September 11, 2014
* Brandel L. Carano	Director	September 11, 2014
* William A. Hoglund	Director	September 11, 2014
* Scot B. Jarvis	Director	September 11, 2014

Signature		Title	Date

* Jane E. Judd		Director	September 11, 2014
* Samuel N. Liberatore		Director	September 11, 2014
*By	/s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC. (DE)
KPSS GOVERNMENT SOLUTIONS, INC. (DE)
KRATOS SOUTHEAST, INC. (GA)
KRATOS TEXAS, INC. (TX)
WFI NMC CORP. (DE)
HENRY BROS. ELECTRONICS, INC. (DE)
DIVERSIFIED SECURITY SOLUTIONS, INC. (NY)
HENRY BROS. ELECTRONICS, INC. (NJ)
HENRY BROS. ELECTRONICS, INC. (CA)
AIROLITE COMMUNICATIONS, INC. (NJ)
HENRY BROS. ELECTRONICS, INC. (CO)
NATIONAL SAFE OF CALIFORNIA, INC. (CA)
AI METRIX, INC. (DE)
POLEXIS, INC. (CA)
REALITY BASED IT SERVICES, LTD. (MD)
SHADOW I, INC. (CA)
SHADOW II, INC. (CA)
KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC. (CA)
DEI SERVICES CORPORATION (FL)
SECUREINFO CORPORATION (DE)
KRATOS NETWORKS, INC.
KRATOS SYSTEMS AND SOLUTIONS, INC.(VA)
AVTEC SYSTEMS, INC. (VA)
LVDM, INC. (NV)
SAT CORPORATION (CA)
REAL TIME LOGIC, INC. (CO)
CARLSBAD ISI, INC.

KRATOS UNMANNED SYSTEMS SOLUTIONS, INC. (DE)
GIRCHNER SYSTEMS GROUP, INC. (DE)
GIRCHNER SYSTEMS INTERNATIONAL, INC. (DE)
CHARLESTON MARINE CONTAINERS INC. (DE)
HERLEY INDUSTRIES, INC. (DE)
GENERAL MICROWAVE CORPORATION (NY)
GENERAL MICROWAVE ISRAEL CORPORATION (DE)
HERLEY-CTI, INC. (DE)
HERLEY-RSS, INC. (DE)
STAPOR RESEARCH, INC. (VA)
MSI ACQUISITION CORP. (DE)
MICRO SYSTEMS, INC. (FL)
COMPOSITE ENGINEERING, INC. (CA)
DIGITAL FUSION, INC. (DE)
DIGITAL FUSION SOLUTIONS, INC. (FL)
SUMMIT RESEARCH CORPORATION (AL)
MADISON RESEARCH CORPORATION (AL)
DEFENSE SYSTEMS, INCORPORATED (VA)
HAVERSTICK CONSULTING, INC. (IN)
HGS HOLDINGS, INC. (IN)
HAVERSTICK GOVERNMENT SOLUTIONS, INC.(OH)
DTI ASSOCIATES, INC. (VA)
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2014
* Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014
* Richard Duckworth	Corporate Controller (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

KRATOS SOUTHWEST L.P.
By: Its General Partner
KRATOS TEXAS, INC., a Texas corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Texas, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Kratos Texas, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer) Director of Kratos Texas, Inc.	September 11, 2014
* Michael W. Fink	Director of Kratos Texas, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

HENRY BROS. ELECTRONICS, L.L.C.
By: Its Sole Member
HENRY BROS. ELECTRONICS, INC., a California corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Henry Bros. Electronics, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Henry Bros. Electronics, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller (Principal Accounting Officer) Director of Henry Bros. Electronics, Inc.	September 11, 2014
* Michael W. Fink	Director of Henry Bros. Electronics, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014
* Richard Duckworth	Corporate Controller (Principal Accounting Officer)	September 11, 2014
* Scott I. Anderson	Director	September 11, 2014
* Deborah Butera	Director	September 11, 2014
* Bandel Carano	Director	September 11, 2014
* Scot B. Jarvis	Director	September 11, 2014

Signature	Title	Date

* Jane E. Judd	Director	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

BSC PARTNERS, LLC
By:	Its Sole Member
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC., a California corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Scott I. Anderson	Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014
* Deborah Butera	Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014

Signature	Title	Date

* Bandel Carano	Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014
* Scot B. Jarvis	Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014
* Jane E. Judd	Director of Kratos Technology & Training Solutions, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

KRATOS INTEGRAL HOLDINGS, LLC
By:	Its Sole Member
KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer)	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Scott I. Anderson	Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014
* Brandel L. Carano	Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014

Signature	Title	Date

* William A. Hoglund	Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014
* Scot B. Jarvis	Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014
* Jane E. Judd	Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014
* Samuel N. Liberatore	Director of Kratos Defense & Security Solutions, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

SCT ACQUISITION, LLC
By:	Its Sole Member
CHARLESTON MARINE CONTAINERS INC., a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Charleston Marine Containers, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Charleston Marine Containers, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director of Charleston Marine Containers, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

SCT REAL ESTATE, LLC
By:	Its Sole Member
SCT ACQUISITION, LLC, a Delaware limited liability company
By:	Its Sole Member
CHARLESTON MARINE CONTAINERS INC., a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Charleston Marine Containers, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Charleston Marine Containers, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director of Charleston Marine Containers, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

DALLASTOWN REALTY I, LLC
By:	Its Sole Member
KRATOS UNMANNED SYSTEMS SOLUTIONS, INC., a Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Unmanned Systems Solutions, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Kratos Unmanned Systems Solutions, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director of Kratos Unmanned Systems Solutions, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

DALLASTOWN REALTY II, LLC
By:	Its Sole Member
DALLASTOWN REALTY I, LLC
By:	Its Sole Member
KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.,
A Delaware corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of Kratos Unmanned Systems Solutions, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of Kratos Unmanned Systems Solutions, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director of Kratos Unmanned Systems Solutions, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

KRATOS DEFENSE & ROCKET SUPPORT SERVICES, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2014
* Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014
* Richard Duckworth	Corporate Controller (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director	September 11, 2014
* William A. Hoglund	Director	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

ROCKET SUPPORT SERVICES, LLC
By: Its Sole Member
HGS HOLDINGS, INC., an Indiana corporation
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President and Chief Executive Officer of registrant (Principal Executive Officer) Director of HGS Holdings, Inc.	September 11, 2014
* Deanna H. Lund	Executive Vice President and Chief Financial Officer of registrant (Principal Financial Officer) Director of HGS Holdings, Inc.	September 11, 2014
* Richard Duckworth	Corporate Controller of registrant (Principal Accounting Officer)	September 11, 2014
* Michael W. Fink	Director of HGS Holdings, Inc.	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2014.

JMA ASSOCIATES, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Office

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2014
* Deanna H. Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 11, 2014
* Richard Duckworth	Corporate Controller (Principal Accounting Officer)	September 11, 2014
* /s/ DEBORAH S. BUTERA Deborah S. Butera Attorney-in-Fact

 EXHIBIT INDEX

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
2.1	+	Agreement and Plan of Merger, dated February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., Lanza Acquisition, Co. and Herley Industries, Inc. (incorporated by reference to Annex A to the Prospectus Supplement dated February 8, 2011, pursuant to the Registration Statement on Form S-3 of Kratos Defense & Security Solutions, Inc.)	424	02/08/2011

2.2	+	Agreement and Plan of Merger, dated May 15, 2011, by and among Kratos Defense & Security Solutions, Inc., Integral Systems, Inc., IRIS Merger Sub Inc., and IRIS Acquisition Sub LLC.	8-K	05/18/2011

2.3	+	Stock Purchase Agreement, dated May 8, 2012, by and among Kratos Defense & Security Solutions, Inc., Composite Engineering, Inc., and Amy Fournier, the stockholders representative	8-K	5/8/2012

3.1		Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/30/2001 (000-27231)

3.2		Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/14/2007 (000-27231)

3.3		Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc.	10-Q	09/27/2009 (001-34460)

3.4		Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/2001 (000-27231)

3.5		Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company, Meritech Capital Partners II L.P., Meritech Capital Affiliates II L.P., MCB Entrepreneur Partners II L.P., Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, L.P, Oak Affiliates Fund, L.P, Oak IX Affiliates Fund-A, L.P, and the KLS Trust dated July 14, 1999).	8-K/A	06/5/2002 (000-27231)

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.6	Certificate of Designation of Series C Preferred Stock.	8-K	12/17/2004 (000-27231)

3.7	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc.	8-K	03/15/2011

3.8	Second Amended and Restated Certificate of Incorporation of AI Metrix, Inc., as amended	S-4	06/28/10

3.9	Bylaws of AI Metrix, Inc.	S-4	06/28/10

3.10	Certificate of Incorporation of Airorlite Communications, Inc., as amended (f/k/a ACI Acquisition Inc.)	S-4	06/07/11

3.11	Bylaws of Airorlite Communications, Inc. (f/k/a ACI Acquisition Inc.)	S-4	06/07/11

3.12	Certificate of Incorporation of Charleston Marine Containers Inc.	S-4	06/28/10

3.13	Bylaws of Charleston Marine Containers Inc.	S-4	06/28/10

3.14	Certificate of Formation of Dallastown Realty I, LLC	S-4	06/28/10

3.15	Restated Operating Agreement of Dallastown Realty I, LLC	S-4	06/28/10

3.16	Certificate of Formation of Dallastown Realty II, LLC	S-4	06/28/10

3.17	Restated Operating Agreement of Dallastown Realty II, LLC	S-4	06/28/10

3.18	Amended and Restated Articles of Incorporation of Defense Systems, Incorporated	S-4	06/28/10

3.19	Bylaws of Defense Systems, Incorporated	S-4	06/28/10

3.20	Articles of Incorporation of DEI Services Corporation, as amended	S-4	06/07/11

3.21	Bylaws of DEI Services Corporation	S-4	06/07/11

3.22	Amended and Restated Certificate of Incorporation of Digital Fusion, Inc.	S-4	06/28/10

3.23	Amended and Restated Bylaws of Digital Fusion, Inc.	S-4	06/28/10

3.24	Amended and Restated Articles of Incorporation of Digital Fusion Solutions, Inc., as amended	S-4	06/28/10

3.25	Bylaws of Digital Fusion Solutions, Inc.	S-4	06/28/10

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.26	Certificate of Incorporation of Diversified Security Solutions, Inc., as amended (f/k/a Henry Bros. Electronics, Inc.)	S-4	06/07/11

3.27	Bylaws of Diversified Security Solutions, Inc. (f/k/a Henry Bros. Electronics, Inc.)	S-4	06/07/11

3.28	Articles of Incorporation of DTI Associates, Inc., as amended (f/k/a Defense Technology Incorporated)	S-4	06/28/10

3.29	Bylaws of DTI Associates, Inc. (f/k/a Defense Technology Incorporated)	S-4	06/28/10

3.30	Certificate of Incorporation of General Microwave Corporation, as amended	S-4	06/07/11

3.31	Certificate of Incorporation of General Microwave Israel Corporation	S-4	06/07/11

3.32	Certificate of Incorporation of Gichner Systems Group, Inc., as amended (f/k/a Gichner Acquisition, Inc.)	S-4	06/28/10

3.33	Bylaws of Gichner Systems Group, Inc. (f/k/a Gichner Acquisition, Inc.)	S-4	06/28/10

3.34	Amended and Restated Certificate of Incorporation of Gichner Systems International, Inc., as amended (f/k/a Gichner Systems Group, Inc.)	S-4	06/28/10

3.35	Bylaws of Gichner Systems International, Inc. (f/k/a Gichner Systems Group, Inc.)	S-4	06/28/10

3.36	Fourth Amended and Restated Articles of Incorporation of Haverstick Consulting, Inc., as amended	S-4	06/28/10

3.37	Amended and Restated Code of By-laws of Haverstick Consulting, Inc.	S-4	06/28/10

3.38	Articles of Incorporation of Haverstick Government Solutions, Inc., as amended (f/k/a AFK Acquisition, Co.)	S-4	06/28/10

3.39	Regulations of Haverstick Government Solutions, Inc. (f/k/a AFK Acquisition, Co.)	S-4	06/07/11

3.40	Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (CA) (f/k/a Photo Scan Systems, Inc. and Photo-Scan Systems, Inc.)	S-4	06/07/11

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.41		Bylaws of Henry Bros. Electronics, Inc., as amended (CA) (f/k/a Photo Scan Systems, Inc. and Photo-Scan Systems, Inc.)	S-4	06/07/11

3.42		Articles of Incorporation of Henry Bros. Electronics, Inc., as amended (CO) (f/k/a Securus, Inc. and Photo-Scan of Colo., Inc.)	S-4	06/07/11

3.43	**	Amended and Restated Certificate of Incorporation of Henry Bros. Electronics, Inc. (DE) (f/k/a Diversified Security Solutions, Inc. and IntegCom Corp.)

3.44		Bylaws of Henry Bros. Electronics, Inc. (DE) (f/k/a Diversified Security Solutions, Inc. and IntegCom Corp.)	S-4	06/07/11

3.45		Certificate of Incorporation of Henry Bros. Electronics, Inc., as amended (NJ) (f/k/a HBE Acquisition Corp.)	S-4	06/07/11

3.46		Bylaws of Henry Bros. Electronics, Inc. (NJ) (f/k/a HBE Acquisition Corp.)	S-4	06/07/11

3.47		Amended and Restated Articles of Organization of Henry Bros. Electronics, L.L.C. (f/k/a Corporate Security Integration, LLC)	S-4	06/07/11

3.48		Limited Liability Company Agreement of Henry Bros. Electronics, L.L.C. (f/k/a Corporate Security Integration, LLC)	S-4	06/07/11

3.49		Restated Certificate of Incorporation of Herley Industries, Inc.	S-4	06/07/11

3.50		Certificate of Incorporation of Herley-CTI, Inc., as amended (f/k/a Syrix Corp.)	S-4	06/07/11

3.51		Certificate of Incorporation of Herley-RSS, Inc.	S-4	06/07/11

3.52		Articles of Incorporation of HGS Holdings, Inc.	S-4	06/28/10

3.53		Bylaws of HGS Holdings, Inc.	S-4	06/28/10

3.54		First Amended and Restated Certificate of Incorporation of JMA Associates, Inc., as amended	S-4	06/28/10

3.55		Bylaws of JMA Associates, Inc.	S-4	06/28/10

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.56	Certificate of Incorporation of Kratos Public Safety & Security Solutions, Inc., as amended (f/k/a Kratos Commercial Solutions, Inc., SecurePlanet, Inc. and WFI Network Management Services Corp.)	S-4	06/07/11

3.57	Amended and Restated Bylaws of Kratos Public Safety & Security Solutions, Inc. (f/k/a Kratos Commercial Solutions, Inc., SecurePlanet, Inc. and WFI Network Management Services Corp.)	S-4	06/28/10

3.58	Amended and Restated Articles of Incorporation of Kratos Southeast, Inc., as amended	S-4	06/28/10

3.59	Amended and Restated Bylaws of Kratos Southeast, Inc.	S-4	06/28/10

3.60	Certificate of Limited Partnership of Kratos Southwest L.P., as amended (f/k/a Enco Systems Partnership, Ltd., WFI Texas Limited Partnership, Ltd. and WFI Southwest LP)	S-4	06/28/10

3.61	Agreement of Limited Partnership of Kratos Southwest L.P. (f/k/a Enco Systems Partnership, Ltd., WFI Texas Limited Partnership, Ltd. and WFI Southwest LP)	S-4	06/28/10

3.62	Amended and Restated Articles of Incorporation of Kratos Technology & Training Solutions, Inc., as amended (f/k/a SYS)	S-4	06/07/11

3.63	Bylaws of Kratos Technology & Training Solutions, Inc. (f/k/a/ SYS)	S-4	06/28/10

3.64	Articles of Incorporation of Kratos Texas, Inc., as amended (f/k/a ENCO Systems, Inc., WFI Texas, Inc., Wireless Facilities II Texas, Inc. and Kratos Southwest, Inc.)	S-4	06/28/10

3.65	Bylaws of Kratos Texas, Inc. (f/k/a ENCO Systems, Inc., WFI Texas, Inc., Wireless Facilities II Texas, Inc. and Kratos Southwest, Inc.)	S-4	06/28/10

3.66	Articles of Incorporation of Madison Research Corporation, as amended	S-4	06/28/10

3.67	Bylaws of Madison Research Corporation	S-4	06/28/10

3.68	Restated Articles of Incorporation of Micro Systems, Inc., as amended	S-4	06/07/11

3.69	Certificate of Incorporation of MSI Acquisition Corp.	S-4	06/07/11

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.70		Articles of Incorporation of National Safe of California, as amended (f/k/a Protection Equipment Corporation)	S-4	06/07/11

3.71		Bylaws of National Safe of California (f/k/a Protection Equipment Corporation)	S-4	06/07/11

3.72		Second Amended and Restated Articles of Incorporation of Polexis, Inc., as amended	S-4	06/28/10

3.73		Bylaws of Polexis, Inc., as amended	S-4	06/28/10

3.74		Articles of Incorporation of Reality Based IT Services, Ltd., as amended	S-4	06/28/10

3.75		Amended and Restated Bylaws of Reality Based IT Services, Ltd.	S-4	06/28/10

3.76		Articles of Organization of Rocket Support Services, LLC	S-4	06/28/10

3.77		Amended and Restated Operating Agreement of Rocket Support Services, LLC	S-4	06/28/10

3.78		Certificate of Formation of SCT Acquisition, LLC	S-4	06/07/11

3.79		Amended and Restated Limited Liability Company Operating Agreement of SCT Acquisition, LLC	S-4	06/07/11

3.80		Certificate of Formation of SCT Real Estate, LLC	S-4	06/07/11

3.81		Amended and Restated Limited Liability Company Agreement of SCT Real Estate, LLC	S-4	06/07/11

3.82		Articles of Incorporation of Shadow I, Inc.	S-4	06/28/10

3.83		Bylaws of Shadow I, Inc.	S-4	06/28/10

3.84		Articles of Incorporation of Shadow II, Inc.	S-4	06/28/10

3.85		Bylaws of Shadow II, Inc.	S-4	06/28/10

3.86		Articles of Incorporation of Kratos Integral Systems International, Inc., as amended (f/k/a Shadow III, Inc.)	S-4	11/25/11

3.87		Bylaws of Kratos Integral Systems International, Inc. (f/k/a Shadow III, Inc.)	S-4	06/28/10

3.88	**	Articles of Incorporation of Stapor Research, Inc.	S-4

3.89		Articles of Incorporation of Summit Research Corporation, as amended	S-4	06/28/10

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.90		Amended and Restated Bylaws of Summit Research Corporation	S-4	06/28/10

3.91		Certificate of Incorporation of WFI NMC Corp.	S-4	06/28/10

3.92		Bylaws of WFI NMC Corp.	S-4	06/28/10

3.93	**	Amended and Restated Articles of Incorporation of Kratos Systems and Solutions, Inc., as amended (f/k/a CVG, Incorporated)

3.94	**	Bylaws of Kratos Systems and Solutions, Inc. (f/k/a CVG, Incorporated)

3.95		Amended and Restated Articles of Incorporation of Avtec Systems, Inc.	S-4	11/25/11

3.96		Articles of Incorporation of LVDM, Inc., as amended	S-4	11/25/11

3.97		Articles of Incorporation of Real Time Logic, Inc.	S-4	11/25/11

3.98		Amended and Restated Articles of Incorporation of SAT Corporation	S-4	11/25/11

3.99		Form of Bylaws of Avtec Systems, Inc., General Microwave Corporation, General Microwave Israel Corporation, Henry Bros. Electronics, Inc. (CO), Herley Industries, Inc., Herley-CTI, Inc., Herley-RSS, Inc., LVDM, Inc., Micro Systems, Inc., MSI Acquisition Corp., Real Time Logic, Inc., SAT Corporation, and Stapor Research, Inc.	S-4	11/25/11

3.100	**	Articles of Organization of BSC Partners, LLC

3.101	**	Amended and Restated Operating Agreement of BSC Partners, LLC

3.102	**	Certificate of Incorporation of KPSS Government Solutions, Inc., as amended (f/k/a Delmarva Systems Corp., Delmarva Systems Corporation, WFI Delaware Inc., Kratos Mid-Atlantic, Inc.)

3.103	**	Bylaws of KPSS Government Solutions, Inc. (f/k/a Delmarva Systems Corp., Delmarva Systems Corporation, WFI Delaware Inc., Kratos Mid-Atlantic, Inc.)

3.104	**	Sixth Amended and Restated Certificate of Incorporation of Secureinfo Corporation, as amended

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
3.105	**	Bylaws of Secureinfo Corporation

3.106	**	Articles of Incorporation of Composite Engineering, Inc., as amended

3.107	**	Bylaws of Composite Engineering, Inc.

3.108	**	Amended and Restated Certificate of Incorporation of Kratos Defense & Rocket Support Services, Inc., as amended (f/k/a High Technology Solutions, Inc., WFI Government Services, Inc., Kratos Government Solutions, Inc., Kratos Defense Engineering Solutions, Inc.)

3.109	**	Bylaws of Kratos Defense & Rocket Support Services, Inc. (f/k/a High Technology Solutions, Inc., WFI Government Services, Inc., Kratos Government Solutions, Inc., Kratos Defense Engineering Solutions, Inc.)

3.110	**	Certificate of Incorporation of Kratos Networks, Inc., as amended (f/k/a ISI Merger Corp., Newpoint Technologies, Inc.)

3.111	**	Bylaws of Kratos Networks, Inc. (f/k/a ISI Merger Corp., Newpoint Technologies, Inc.)

3.112	**	Certificate of Incorporation of Kratos Unmanned Systems Solutions, Inc., as amended (f/k/a Gichner Holdings, Inc.)

3.113	**	By-laws of Kratos Unmanned Systems Solutions, Inc. (f/k/a Gichner Holdings, Inc.)

3.114	**	Articles of Incorporation of Carlsbad ISI, Inc., as amended (f/k/a Lumistar, Inc.)

3.115	**	Bylaws of Carlsbad ISI, Inc. (f/k/a Lumistar, Inc.)

3.116	**	Articles of Organization of Kratos Integral Holdings, LLC (f/k/a Iris Acquisition Sub LLC)

3.117	**	Amended and Restated Operating Agreement of Kratos Integral Holdings, LLC (f/k/a Iris Acquisition Sub LLC)

4.1		Specimen Stock Certificate.	10-K	12/26/2010

4.2		Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/2004 (000-27231)

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
4.3	Amendment No. 1 to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	05/15/2012

4.4	Form of 10% Senior Secured Note due 2017 (issuable in connection with the October 2011 exchange offer).	S-4	10/25/2011

4.5	Indenture, dated March 25, 2011, by and among Acquisition Co. Lanza Parent, the Guarantors named therein and a party thereto, and Wilmington Trust FSB, as Trustee and Collateral Agent (including the Form of 10% Senior Secured Notes).	8-K	03/29/2011

4.6	First Supplemental Indenture, date April 4, 2011, by and among Kratos Defense & Security Solutions, Inc., Herley Industries, Inc. and Wilmington Trust FSB, as Trustee and Collateral Agent, to the Indenture, dated as of March 25, 2011, among Kratos Defense & Security Solutions, Inc., the Guarantor party thereto and Wilmington Trust FSB, as Trustee and Collateral Agent.	8-K	04/04/2011

4.7	Registration Rights Agreement, dated March 25, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the Guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and Oppenheimer & Co. Inc.	8-K	03/29/2011

4.8	Registration Rights Agreement, dated July 27, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and B. Riley & Co., LLC.	8-K	07/29/2011

4.9	Indenture, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Agent.	8-K	05/15/2014

4.10	Registration Rights Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and SunTrust Robinson Humphrey, Inc., as Representative of the Initial Purchasers.	8-K	05/15/2014

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
5.1	**	Opinion of DLA Piper LLP (US).

5.2		Opinion of Burr & Forman LLP.			X

5.3	**	Opinion of Faegre Baker Daniels LLP.

5.4		Opinion of Frost Brown Todd LLC.			X

5.5	**	Opinion of Sheppard Mullin Richter & Hampton LLP.

10.1		Commitment Letter, dated February 7, 2011, by and among Kratos Defense & Security Solutions, Inc. and Jefferies Group, Inc., Key Capital Corporation and OPY Credit Corp.	8-K	02/07/2011

10.2	#	Form of Indemnification Agreement by and between Kratos Defense & Security Solutions, Inc. and its directors and executive officers.	10-Q	06/26/2011

10.3	#	2000 Nonstatutory Stock Option Plan.	10-Q	9/30/2000 (000-27231)

10.4	#	Form of Stock Option Agreement and Grant Notice used in connection with the 2000 Nonstatutory Stock Option Plan.	10-Q	09/30/2000 (000-27231)

10.5	#	Nonqualified Deferred Compensation Plan.	10-K	12/31/2005 (000-27231)

10.6	#	2005 Equity Incentive Plan.	S-8	08/01/2005 (333-127060)

10.7	#	Form of Stock Option Agreement pursuant to the 2005 Equity Incentive Plan.	S-8	08/01/2005 (333-127060)

10.8	#	Form of Restricted Stock Unit Agreement and Form of Notice of Grant under the 2005 Equity Incentive Plan.	8-K	01/17/2007 (000-27231)

10.9	#	Herley Industries, Inc. 1996 Stock Option Plan.	S-8	04/08/2011

10.10	#	Herley Industries, Inc. 1997 Stock Option Plan.	S-8	04/08/2011

10.11	#	Herley Industries, Inc. 1998 Stock Option Plan.	S-8	04/08/2011

10.12	#	Herley Industries, Inc. 2000 Stock Option Plan.	S-8	04/08/2011

10.13	#	Herley Industries, Inc. 2003 Stock Option Plan.	S-8	04/08/2011

10.14	#	Herley Industries, Inc. Amended and Restated 2006 New Employee Stock Option Plan.	S-8	04/08/2011

10.15	#	2011 Equity Incentive Plan.	DEF 14A	04/15/2011

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
10.16	#	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Award Agreement pursuant to the 2011 Equity Incentive Plan.	8-K	11/18/2011

10.17	#	2014 Equity Incentive Plan.	DEF 14A	04/11/2014

10.18	#	Employment Agreement, dated as of July 22, 2010, by and between Kratos Government Solutions, Inc. and David Carter.	10-K	12/26/2010

10.19	#	First Amendment to Employment Agreement, dated as of August 4, 2011, by and between Kratos Defense Engineering Solutions, Inc. and David Carter.	10-Q	09/25/2011

10.20	#	Second Amended and Restated Executive Employment Agreement, dated as of August 4, 2011, by and between Kratos Defense & Security Solutions, Inc. and Eric DeMarco	10-Q	06/26/2011

10.21	#	Second Amended and Restated Severance and Change of Control Agreement, dated as of August 4, 2011, by and between Kratos Defense & Security Solutions, Inc. and Deanna Lund.	10-Q	06/26/2011

10.22	#	Amended and Restated Severance and Change of Control Agreement, dated as of August 4, 2011, by and between Kratos Defense & Security Solutions, Inc. and Deborah S. Butera.	10-Q	6/26/2011

10.23	#	Employment Agreement, dated as of August 4, 2011, by and between Kratos Public Safety & Security Solutions, Inc. and Ben Goodwin.	10-Q	09/25/2011

10.24	#	Settlement Agreement and General Release of Claims, dated as of October 16, 2009, among Kratos Defense & Security Solutions, Inc., KeyBank National Association, Field Point III, Ltd. and SPF CDO I, Ltd.	10-Q	09/27/2009 (001-34460)

10.25		Sublease Agreement, dated as of December 17, 2009, by and between Amylin Pharmaceuticals, Inc. (Sublessor) and Kratos Defense & Security Solutions, Inc. (Sublessee).	10-K	12/27/2009 (000-34460)

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
10.26	Purchase Agreement, dated as of May 12, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein, Jefferies & Company, Inc., B. Riley & Co., LLC, Imperial Capital, LLC, Keybanc Capital Markets Inc. and Noble International Investments, Inc.	8-K	05/25/2010

10.27	Security Agreement, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein and Wilmington Trust FSB, as Collateral Agent.	8-K	05/25/2010

10.28	Intercreditor Agreement, dated as of May 19, 2010, by and among Kratos Defense & Security Solutions, Inc., the Guarantors set forth therein, Wilmington Trust FSB, as Indenture Agent, and KeyBank National Association, as Credit Facility Agent.	8-K	05/25/2010

10.29	Credit Agreement, dated as of March 3, 2010, among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender, Bank of America, N.A., as Syndication Agent and Lender, and the other financial institutions parties thereto with Keybanc Capital Markets and Banc of America Securities, LLC, as Co-Lead Arrangers and Book Runners.	8-K	03/08/2010 (001-34460)

10.30	First Amendment Agreement, dated as of December 13, 2010, by and among Kratos Defense & Security Solutions, Inc., as Borrower, the Lenders named therein and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent.	8-K	12/16/2010

10.31	Second Amendment Agreement, dated as of February 7, 2011, among Kratos Defense & Security solutions, the Lenders named therein and KeyBank National Association.	8-K	02/07/2011

10.32	Purchase Agreement, dated March 22, 2011, by and among Kratos Defense & Security Solutions, Inc., Acquisition Co. Lanza Parent, Lanza Acquisition Co., the guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets, Inc. and Oppenheimer & Co. Inc.	8-K	03/29/2011

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
10.33	Security Agreement, dated March 25, 2011, by and among Acquisition Co. Lanza Parent, Lanza Acquisition Co. and Wilmington Trust FSB, as Collateral Agent.	8-K	03/29/2011

10.34	Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, among Kratos Defense & Security Solutions, Inc., as Borrower, the Lenders named therein and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent.	8-K	07/29/2011

10.35	First Amendment Agreement, dated as of November 14, 2011, by and among Kratos Defense & Security Solutions, Inc., as Borrower, the Lenders named therein, and Key Bank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent.	8-K	11/18/2011

10.36	Purchase Agreement, dated July 14, 2011, by and among Kratos Defense & Security Solutions, Inc., the Guarantors named therein, Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and B. Riley & Co., LLC, as amended by that certain Joinder Agreement, dated July 27, 2011.	10-Q	09/25/2011

10.37	Stipulation and Agreement of Settlement of Derivative Claims, dated as of January 5, 2010.	10-K	12/27/2009 (001-34460)

10.38	Amended and Restated Herley Industries, Inc. 2010 Stock Plan, and the forms of agreement related thereto.	S-8	03/08/2012

10.39	Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, and the forms of agreement related thereto.	S-8	03/08/2012

10.40	Second Amendment to Credit and Security Agreement, dated as of May 4, 2012, among Kratos Defense & Security Solutions, the lenders named therein, and KeyBank National Association.	8-K	05/08/2012

10.41	Third Amendment to Credit and Security Agreement, dated as of May 8, 2012, among Kratos Defense & Security Solutions, the lenders named therein, and KeyBank National Association.	8-K	05/08/2012

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
10.42		Standstill Agreement, dated May 14, 2012, between Kratos Defense & Security Solutions, Inc., Bandel Carano, Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak X Affiliates Fund, L.P., Oak Investment Partners X, L.P., and Oak Investment Partners XIII, L.P.	8-K	05/15/2012

10.43		Form of Restricted Stock Unit Agreement entered into between Kratos Defense & Security Solutions, Inc. and certain employees of Composite Engineering, Inc.	S-8	07/27/2012

10.44	#	Fourth Amendment to Credit and Security Agreement, dated as of February 27, 2013, among Kratos Defense & Security Solutions, the lenders named therein, and KeyBank National Association.	10-Q	05/09/2013

10.45		Employment Agreement, effective January 17, 2014, by and between Kratos Defense & Security Solutions, Inc. and Phil Carrai.	8-K	01/22/2014

10.46		Registration Rights Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Issuer, the Guarantors party thereto, and SunTrust Robinson Humphrey, Inc., as Representative of the Initial Purchasers.	8-K	05/15/2014

10.47		Credit and Security Agreement, dated as of May 14, 2014, among Kratos Defense & Security Solutions, Inc., as Borrower, the lenders named therein, SunTrust Bank, as Agent, and SunTrust Robinson Humphrey, Inc., as Lead Arranger and Sole Book Runner.	8-K	05/15/2014

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1		List of Subsidiaries	10-K	03/12/2014

23.1	**	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2	**	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.

23.3	**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	**	Power of Attorney (included on the signature page to the registration statement).

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	Filing Date/ Period End Date (File No.)	Filed-Furnished Herewith
25.1	**	Statement of Eligibility on Form T-1.

99.1	**	Form of Letter of Transmittal

99.2	**	Form of Notice of Guaranteed Delivery

99.3	**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	**	Form of Letter to Clients

#
Management contract or compensatory plan or arrangement.

**
Previously filed

+
Certain schedules and exhibits referenced in this document have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Officers and Directors
  Item 21. Exhibits and Financial Data Schedules
  Item 22. Undertakings
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